Exhibit 99.2
BUFFETS HOLDINGS, INC. RECEIVES INTERIM COURT APPROVAL FOR NEW FINANCING
Court Also Authorizes Continued Payment of Employee Wages and Benefits,
Payment to Vendors for Post-Petition Goods and Services,
And Other Actions to Allow the Company’s Restaurants to Operate as Usual
EAGAN, MN, JANUARY 23, 2008 – Buffets Holdings, Inc., (“the Company”) announced today that the U.S. Bankruptcy Court for the District of Delaware today granted interim approval for the Company to access up to $30 million of the $85 million of new funding available under its $385 million debtor-in-possession (DIP) credit facility. The DIP credit facility, which includes $300 million carried over from the Company’s pre-petition credit facility, will be used to enhance the Company’s liquidity during the reorganization process. A hearing for final approval of the entire DIP facility has been scheduled for February 13, 2008.
The Court today also granted the relief the Company requested in a series of court filings known as “First Day Motions.” The orders issued by the Court will help the Company continue to operate its business during the reorganization process. Among other things, the Court granted approval for the Company’s requests to:
•	Continue payment of salaries, wages and health and welfare benefits to employees as normal;

•	Pay vendors for post-petition goods and services provided on or after January 22, 2008;

•	Continue honoring customer programs and policies, including those pertaining to direct mail coupons and email coupons, Senior Cards, Gift Cards and special promotions.
Buffets Holdings, Inc. and all of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on January 22, 2008. All 626 restaurants in 39 states are open for business as usual and are committed to delivering the highest quality food, service and value to the Company’s guests.
Buffets Holdings’ legal advisor is Young Conaway Stargatt & Taylor, LLP. The Company’s financial advisors are Houlihan Lokey Howard & Zukin Capital, Inc. and Kroll Zolfo Cooper LLC.
Buffets Holdings’ Chapter 11 case in the U.S. Bankruptcy Court for the District of Delaware, in Wilmington, Delaware has been assigned the number 08-10141, with Chief Judge Mary Walrath presiding. Judge Brendan Shannon heard the First Day Motions in a hearing on January 23.
More information about Buffets Holdings’ reorganization is available in the Company Information section of the Company’s Web site at www.Buffet.com or by calling 1-877-649-4745. Claims information and court filings are available at http://chapter11.epiqsystems.com/buf.
About Buffets Holdings
Buffets Holdings is the parent company of Buffets, Inc., the nation’s largest steak-buffet restaurant company, currently operates 626 restaurants in 39 states, comprised of 615 steak-buffet restaurants and eleven Tahoe Joe’s Famous Steakhouse® restaurants, and franchises sixteen steak-buffet restaurants in six states. The restaurants are principally operated under the Old Country Buffet®, HomeTown Buffet®, Ryan’s® and Fire Mountain® brands. Buffets, Inc. employs approximately 37,000 team members and serves approximately 200 million customers annually. For more information about the Company, please visit www.Buffet.com and www.Ryansrg.com.

Safe Harbor Statement
The statements contained in this press release that are not historical facts are forward-looking statements, including references to the Company’s plans in the context of a bankruptcy reorganization. These and other forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. Factors that may cause actual results to differ from the forward-looking statements in general are described in the “Risk Factors / Forward-Looking Statements” section in Buffets Holdings’ Form 10-K filed with the Securities and Exchange Commission on September 25, 2007 and in Buffets Holdings’ Quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007. The statements in this release reflect Buffets Holdings’ current beliefs based upon available information. Developments subsequent to this release are likely to cause these statements to become outdated, and no obligation is undertaken to update the information.
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CONTACTS:
Media Only:
Kekst and Company
Michael Freitag
Diana Postemsky
Victoria Weld
(212) 521-4800